                      CONSENT OF INDEPENDENT ACCOUNTANTS


March 31, 1995

To the Board of Directors
BanPonce Corporation

            We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1995, which appears on page F-32 of the Financial Data of BanPonce Corporation's Form 10-K for the year ended December 31, 1994.




                                          /s/ PRICE WATERHOUSE

                                          Price Waterhouse


San Juan, Puerto Rico
March 31, 1995